Exhibit 99.1

FORWARD REPORTS FISCAL 2024 FIRST QUARTER RESULTS

Hauppauge, NY – February 14, 2024 – Forward Industries, Inc. (NASDAQ:FORD), a global design, sourcing and distribution group, today announced financial results for its first quarter ended December 31, 2023.

First Quarter Fiscal Year 2024 Financial Highlights

•	Revenues were $7.2 million, a decrease of 26.7% from $9.8 million for 2023.
•	Gross margin increased to 23.0% compared to 20.2% for 2023.
•	Loss from continuing operations was $0.4 million compared to $0.1 million in 2023 and net loss was $0.4 million compared to $0.4 million in 2023.
•	Basic and diluted loss per share from continuing operations was $0.04 compared to $0.01 for 2023.
•	Cash balance of $3.0 million at December 31, 2023 compared to $3.2 million at September 30, 2023, a decrease of 5%.

Terry Wise, Chief Executive Officer of Forward Industries, stated “A relatively static quarter with a pleasing improvement in gross margin. Our effort to turnaround the business into profitability continues with several initiatives now in place. We remain committed to the path of growth and recovery.”

The tables below are derived from the Company’s condensed consolidated financial statements included in its Form 10-Q filed on February 14, 2024 with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal quarters ended December 31, 2023 and 2022. Please also refer to the Company’s Form 10-K for a discussion of risk factors applicable to the Company and its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding our optimism for improved performance in fiscal year 2024 and profitability and growth in our businesses. Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include the inability to expand our customer base, loss of additional customers, competition, pricing pressures, supply chain issues, inability of our design division’s customers to pay for our services, loss of talented employees, unanticipated issues with our affiliated sourcing agent, and issues at Chinese factories that source our products. No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2023 for information regarding risk factors that could affect the Company’s results. Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Forward is a global design, sourcing and distribution group serving top tier medical and technology customers worldwide. Through its acquisitions of Intelligent Product Solutions, Inc. and Kablooe Design, Inc., the Company has expanded its ability to design and develop solutions for its existing multinational client base and expand beyond the diabetic product line into a variety of industries with a full spectrum of hardware and software product design and engineering services.

For more information, contact:

Kathleen Weisberg, CFO, Forward Industries, Inc.

(631) 547-3055, kweisberg@forwardindustries.com

1

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2023	2023
	(Unaudited)
Assets

Current assets:
Cash	$3,026,786	$3,180,468
Accounts receivable, net	6,534,702	6,968,778
Inventories, net	405,229	334,384
Discontinued assets held for sale	135,604	508,077
Prepaid expenses and other current assets	392,282	378,512
Total current assets	10,494,603	11,370,219

Property and equipment, net	265,346	274,046
Intangible assets, net	839,954	893,143
Goodwill	1,758,682	1,758,682
Operating lease right-of-use assets, net	2,916,385	3,021,315
Other assets	68,737	68,737
Total assets	$16,343,707	$17,386,142

Liabilities and shareholders' equity

Current liabilities:
Note payable to Forward China	$850,000	$–
Accounts payable	392,202	518,892
Due to Forward China	8,894,245	8,246,015
Deferred income	250,405	297,407
Current portion of operating lease liability	425,998	416,042
Accrued expenses and other current liabilities	494,724	1,357,743
Total current liabilities	11,307,574	10,836,099

Other liabilities:
Note payable to Forward China	–	1,100,000
Operating lease liability, less current portion	2,723,281	2,833,782
Total other liabilities	2,723,281	3,933,782
Total liabilities	14,030,855	14,769,881

Commitments and contingencies

Shareholders' equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized; 10,061,185 shares issued and outstanding at December 31, 2023 and September 30, 2023	100,612	100,612
Additional paid-in capital	20,253,013	20,202,202
Accumulated deficit	(18,040,773)	(17,686,553)
Total shareholders' equity	2,312,852	2,616,261
Total liabilities and shareholders' equity	$16,343,707	$17,386,142

2

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended December 31,
	2023	2022

Revenues, net	$7,151,951	$9,752,684
Cost of sales	5,509,465	7,786,614
Gross profit	1,642,486	1,966,070

Sales and marketing expenses	368,736	411,174
General and administrative expenses	1,654,071	1,682,812
Operating loss	(380,321)	(127,916)

Fair value adjustment of earnout consideration	–	(40,000)
Interest income	(17,469)	–
Interest expense	19,010	27,958
Other income, net	(687)	(24,560)
Loss from continuing operations before income taxes	(381,175)	(91,314)

Provision for income taxes	–	–
Loss from continuing operations	(381,175)	(91,314)
Income / (loss) from discontinued operations, net of tax	26,955	(338,961)
Net loss	$(354,220)	$(430,275)

Basic earnings/(loss) per share :
Basic loss per share from continuing operations	$(0.04)	$(0.01)
Basic earnings/(loss) per share from discontinued operations	0.00	(0.03)
Basic loss per share	$(0.04)	$(0.04)

Diluted earnings/(loss) per share:
Diluted loss per share from continuing operations	$(0.04)	$(0.01)
Diluted earnings/(loss) per share from discontinued operations	0.00	(0.03)
Diluted loss per share	$(0.04)	$(0.04)

Weighted average common shares outstanding:
Basic	10,061,185	10,061,185
Diluted	10,061,185	10,061,185

3